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                                                                EXHIBIT 25.1
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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549
                           -----------------------------

                                   FORM  T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                  --------------------------------------------
              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2)
                                                        ----------
                  ---------------------------------------------

                            THE CHASE MANHATTAN BANK
              (Exact name of trustee as specified in its charter)


         NEW YORK                                           13-4994650
         (State of incorporation                      (I.R.S. employer
         if not a national bank)                   identification No.)

         270 PARK AVENUE
         NEW YORK, NEW YORK                                      10017
         (Address of principal executive offices)           (Zip Code)


                               William H. McDavid
                                General Counsel
                                270 Park Avenue
                            New York, New York 10017
                              Tel:  (212) 270-2611
           (Name, address and telephone number of agent for service)
                 ------------------------------------------------
                      FORD CREDIT AUTO LEASE TRUST 1996-1
              (Exact name of obligor as specified in its charter)


         DELAWARE TRUST                                            N/A
         (State or other jurisdiction of              (I.R.S. employer
         incorporation or organization)            identification No.)

         C/O PNC BANK, DELAWARE
         222 DELAWARE AVENUE
         WILMINGTON, DE                                          19801
         (Address of principal executive offices)           (Zip Code)

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                      CLASS A-1 ASSET-BACKED SENIOR NOTES
                      CLASS A-2 ASSET-BACKED SENIOR NOTES
                      (Title of the indenture securities)
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                                    GENERAL


         Item 1.  General Information.

                  Furnish the following information as to the trustee:

                  (a) Name and address of each examining or supervising
                      authority to which it is subject.

                      New York State Banking Department, State House, Albany, New York 12110.

                      Board of Governors of the Federal Reserve System, Washington, D.C., 20551

                      Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

                      Federal Deposit Insurance Corporation, Washington, D.C., 20429.


                  (b) Whether it is authorized to exercise corporate trust
                      powers.

                      Yes.
         Item 2.  Affiliations with the Obligor.

                       If the obligor is an affiliate of the trustee, describe each such affiliation.

                       None.











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
Item 16. List of Exhibits

         List below all exhibits filed as a part of this Statement of Eligibility.

     1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

     2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank.)

     3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

     4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

     5.  Not applicable.

     6.  The consent of the Trustee required by Section 321(b) of the Act (see
Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank.)

     7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority. (On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank.)

     8.  Not applicable.

     9.  Not applicable.

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 28th day of October, 1996.

                                                     THE CHASE MANHATTAN BANK

                                                     By /s/Michael A. Smith
                                                           --------------------
                                                           Michael A. Smith
                                                           Vice President

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


                             Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                      CONSOLIDATED REPORT OF CONDITION OF

                                 Chemical Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                    a member of the Federal Reserve System,

                   at the close of business June 30, 1996, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.



                                                                                           DOLLAR AMOUNTS
                              ASSETS                                                         IN MILLIONS

Cash and balances due from depository institutions:
      Noninterest-bearing balances and
      currency and coin ...............................................................        $   4,167
      Interest-bearing balances .......................................................            5,094
Securities:  ..........................................................................
Held to maturity securities............................................................            3,367
Available for sale securities..........................................................           27,786
Federal Funds sold and securities purchased under
      agreements to resell in domestic offices of the
      bank and of its Edge and Agreement subsidiaries,
      and in IBF's:
      Federal funds sold ..............................................................            7,204
      Securities purchased under agreements to resell .................................              136
Loans and lease financing receivables:
      Loans and leases, net of unearned income  $67,215
      Less: Allowance for loan and lease losses   1,768
      Less: Allocated transfer risk reserve ....     75
                                                -------
      Loans and leases, net of unearned income,
      allowance, and reserve ..........................................................           65,372
Trading Assets ........................................................................           28,610
Premises and fixed assets (including capitalized
      leases)..........................................................................            1,326
Other real estate owned ...............................................................               26
Investments in unconsolidated subsidiaries and
      associated companies.............................................................               68
Customer's liability to this bank on acceptances
      outstanding .....................................................................              995
Intangible assets .....................................................................              309
Other assets ..........................................................................            6,993
                                                                                               ---------
TOTAL ASSETS ..........................................................................        $ 151,453
                                                                                               =========



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



                                  LIABILITIES


Deposits
      In domestic offices .....................................................  $46,917
      Noninterest-bearing .....................................$16,711
      Interest-bearing ........................................ 30,206
                                                                ------
      In foreign offices, Edge and Agreement subsidiaries,
      and IBF's ................................................................. 31,577
      Noninterest-bearing ...........................................$ 2,197
      Interest-bearing .............................................  29,380
                                                                      ------
Federal funds purchased and securities sold under agree-
ments to repurchase in domestic offices of the bank and
      of its Edge and Agreement subsidiaries, and in IBF's
      Federal funds purchased ............................................        12,155
      Securities sold under agreements to repurchase .....................         8,536
Demand notes issued to the U.S. Treasury .................................         1,000
Trading liabilities ......................................................        20,914
Other Borrowed money:
     With a remaining maturity of one year or less .......................        10,018
     With a remaining maturity of more than one year .....................           192
Mortgage indebtedness and obligations under capitalized
      leases .............................................................            12
Bank's liability on acceptances executed and outstanding                           1,001
Subordinated notes and debentures ........................................         3,411
Other liabilities ........................................................         8,091

TOTAL LIABILITIES ........................................................        143,824
                                                                                  -------



                                 EQUITY CAPITAL


Common stock .....................................................................    620
Surplus ..........................................................................  4,664
Undivided profits and capital reserves ...........................................  2,970
Net unrealized holding gains (Losses)
on available-for-sale securities ...............................................     (633)
Cumulative foreign currency translation adjustments ............................        8

TOTAL EQUITY CAPITAL ...........................................................    7,629
                                                                                  -------
 TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
     STOCK AND EQUITY CAPITAL .................................................. $151,453
                                                                                  =======

I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                     JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true and correct.

                                     WALTER V. SHIPLEY            )
                                     EDWARD D. MILLER             )DIRECTORS
                                     THOMAS G. LABRECQUE          )

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